Exhibit 99.1

Loyalty Ventures Inc. Reports First Quarter 2022 Results

●	Results in Line with Expectations Given Historical First Quarter Seasonal Trends
●	Priority Investments Underway in Digital Innovations, Content Personalization and Enhanced Program Value
●	New Leadership at AIR MILES Brings Proven Track Records and Deep Expertise in Consumer Insights, Data & Analytics, Digital Marketing, Loyalty, and Technology

Summary of Financial Results

(in millions, except per share data)

First Quarter 2022
Revenue	$154.9
Net Income	$1.0
Diluted EPS	$0.04
Adjusted EBITDA*	$24.7

* See “Reconciliation of Non-GAAP Financial Measures” and “Financial Measures” below for a discussion of non-GAAP financial measures.

DALLAS, Texas, April 28, 2022 – Loyalty Ventures Inc. (Nasdaq: LYLT), a leading provider of tech-enabled, data-driven consumer loyalty solutions today announced financial results for the first quarter ended March 31, 2022.

Commenting on the results, Charles Horn, Chief Executive Officer said, “First quarter performance was in line with our expectations during what is traditionally our seasonally slowest quarter. As anticipated, the AIR MILES® Reward Program redemption patterns began to normalize with the return of post-pandemic leisure travel, which coincided with the launch of the first phase of our next generation travel platform. BrandLoyalty expanded its local sourcing and took actions to mitigate logistical issues as it prepares to deliver more campaigns in 2022.

“In the first quarter, AIR MILES renewed top five Sponsor, American Express, and added new brands, including Uniqlo, H&R Block and QE Home to airmilesshops.ca, its portal where consumers can earn AIR MILES reward miles for shopping online. Concurrently, we activated a national marketing campaign to drive greater Collector enrollment and engagement and have launched several additional marketing campaigns in conjunction with AIR MILES’ 30th anniversary. At BrandLoyalty, we continue to compete effectively for new business and to innovate, most recently launching a pilot program that makes personalized offers to consumers when they are logged into our partners’ mobile apps. Also, we decided to pause future business in Russia in light of the Russia/Ukraine conflict but will honor commitments to current programs with Russian grocery chain clients in fulfillment of contractual obligations.

“A key development recently announced was the change in leadership at our AIR MILES Reward Program. We are thrilled that Shawn Stewart has agreed to re-join the company as President of the AIR MILES Reward Program. His proven track record and passion for building new capabilities and transforming organizations and brands align with our strategic objectives. He brings excellent credentials to the AIR MILES Reward Program as well as a deep understanding of Sponsor needs, Collector behaviors, and our business development opportunities. Rick Neuman also joined the AIR MILES Reward Program as Chief Technology Officer, where he will leverage his experience in creating product and technology strategies for global merchants to develop, implement and oversee the program’s technology strategy and roadmap. These new additions to the AIR MILES

Loyalty Ventures Inc.

April 28, 2022

Reward Program leadership team are inspired to build upon our 30-year history as a premier Canadian loyalty program.”

First Quarter 2022 Consolidated Financial Results

Total revenue for the first quarter was $155 million, down 12% from the first quarter of 2021. Adjusted EBITDA of $25 million was down 36% year over year. Net income was $1 million, or $0.04 per diluted share.

First Quarter Segment Financial Results

AIR MILES Reward Program: Revenue decreased 6% to $66 million, compared to $70 million in the first quarter of 2021, primarily due to the increase in the Collector value proposition implemented in late 2021, and the impact of the decline in AIR MILES reward miles issued during the pandemic in 2020 and 2021. Adjusted EBITDA decreased 19% to $29 million, compared to the first quarter of 2021, due to lower revenue and additions to our business development and technology teams.

The 4% year over year decrease in AIR MILES reward miles issuance related to the non-renewal of two Sponsors in the first quarter of 2021; adjusting for non-renewals, issuance was consistent with the prior year quarter. AIR MILES reward miles redeemed increased 43% compared to the first quarter of 2021, primarily reflecting pent-up demand for travel as COVID-related restrictions abated.

BrandLoyalty: Revenue decreased 16% to $89 million, compared to $106 million in the first quarter of 2021, primarily resulting from the timing of larger programs. Adjusted EBITDA of $236,000 was down year over year due to the lost margin from the decline in revenue but was consistent with expectations.

Summary & Outlook

“2022 is a year of transition for Loyalty Ventures, as we move forward with significant investments to capitalize on the market leadership positions of both the AIR MILES Reward Program and BrandLoyalty. We are engaging with Sponsors as we embark on programs to accelerate digital innovation, enhance content personalization, and increase program value at the AIR MILES Reward Program to ensure that our investments will yield meaningful long-term returns. At BrandLoyalty, we are closely watching consumer trends in the more than 40 countries in which we operate and are taking into consideration our decision to pause our programs in Russia. Based on our current visibility, and due to developments in Russia, we expect full year 2022 revenue to be at the lower end of our $775 million to $800 million guidance range.

“Our resources are fully focused on accelerating long term growth in ways that will benefit our Collectors, Sponsors and Clients including enhancing the value proposition and upgrading the Collector experience at the AIR MILES Reward Program and expanding choices at BrandLoyalty. In addition to our 2022 investments and initiatives underway, we see opportunities to take our data-driven loyalty solutions to the next level by integrating and leveraging the unique capabilities resident in each of these businesses” Mr. Horn concluded.

First Quarter 2022 Conference Call and Webcast Information

Loyalty Ventures Inc. will hold a conference call to discuss its results and business outlook at 4 p.m. CT on Thursday, April 28, 2022. The live webcast of the conference call can be accessed here. The webcast replay will be available on the Company’s investor relations website for up to one year.

Loyalty Ventures Inc.

April 28, 2022

About Loyalty Ventures Inc.

Loyalty Ventures Inc. (Nasdaq: LYLT), an S&P SmallCap 600 company, is a leading provider of tech-enabled, data-driven consumer loyalty solutions. We help partners achieve their strategic and financial objectives including increased consumer basket size, shopper traffic, frequency, digital reach and enhanced program reporting and analytics.

We help financial services providers, retailers and other consumer-facing businesses create and increase customer loyalty across multiple touch points from traditional to digital to mobile and emerging technologies. We own and operate the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of purpose-driven, tailor-made, campaign-based loyalty solutions for grocers and other high-frequency retailers.

At our AIR MILES Reward Program, AIR MILES Collectors earn AIR MILES at more than 300 leading Canadian, global and online brands and at thousands of retail and service locations across the country. This activity powers an unmatched data asset which along with world-class analytics and marketing capabilities, enables clients to accelerate their marketing activities and ROI. AIR MILES provides Collectors the flexibility and choice to use AIR MILES on aspirational rewards such as merchandise, travel, events or attractions or, instantly, in-store or online, through AIR MILES Cash at participating Partner locations. For more information, visit: airmiles.ca. Having celebrated the issuance of its 100 Billionth Mile in 2021, AIR MILES invites Canadians to visit the Program on Facebook, Instagram and Twitter.

BrandLoyalty provides winning loyalty campaigns by connecting high-frequency retailers, brand partners, and shoppers. BrandLoyalty changes shoppers’ behavior in high-frequency retail worldwide - both on a transactional and emotional level. Find out more via brandloyalty.com or on LinkedIn and YouTube.

More information about Loyalty Ventures can be found at loyaltyventures.com.

Caution Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results and future economic conditions, including, but not limited to, changes in geopolitical conditions, fluctuation in currency exchange rates, market conditions and COVID-19 or other impacts related to reduction in demand from clients, supply chain disruption with respect to our rewards, disruptions in the airline or travel industries and labor shortages due to quarantine.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section of both (1) our Form 10-K for the most recently ended fiscal year and (2) any updates in Item 1A, or elsewhere, in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K or any updates thereto. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, adjusted EBITDA and adjusted EBITDA margin. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s

Loyalty Ventures Inc.

April 28, 2022

performance, liquidity and overall results of operations. The Company uses adjusted EBITDA as an integral part of internal reporting to measure the performance and operational strength of reportable segments and to evaluate the performance of senior management. Adjusted EBITDA eliminates the uneven effect across all reportable segments of non-cash depreciation of tangible assets and amortization of intangible assets, including certain intangible assets that were recognized in business combinations, and the non-cash effect of stock compensation expense. In addition, adjusted EBITDA eliminates strategic transaction costs, which represent costs related to the separation. Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.

Reconciliation of Non-GAAP Financial Measures

Reconciliations to comparable GAAP financial measures are available in the accompanying schedules, which are posted as part of this earnings release in both the Press Releases and Investor Relations sections on the Company’s website (www.loyaltyventures.com). No reconciliation is provided with respect to forward looking annual guidance as we cannot reliably predict all necessary components or their impact to reconcile these non-GAAP measures without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a material impact on the Company’s future results.

The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies and are not identical to corresponding measures used in other various agreements or public filings.

Investor Contact:
Lynn Morgen

ADVISIRY PARTNERS

lynn.morgen@advisiry.com

+1.212.750.5800

Loyalty Ventures Inc.

April 28, 2022

LOYALTY VENTURES INC.

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2022	2021

	(in thousands, except per share amounts)
Revenues
Redemption, net	$84,976	$104,864
Services	63,783	66,223
Other	6,186	5,467
Total revenue	154,945	176,554
Operating expenses
Cost of operations (exclusive of depreciation and amortization disclosed separately below)	127,878	135,846
General and administrative	6,209	3,685
Depreciation and other amortization	9,125	8,595
Amortization of purchased intangibles	288	439
Total operating expenses	143,500	148,565
Operating income	11,445	27,989
Interest expense (income), net	9,052	(69)
Income before income taxes and loss from investment in unconsolidated subsidiary	2,393	28,058
Provision for income taxes	1,375	8,984
Loss from investment in unconsolidated subsidiary – related party, net of tax	—	36
Net income	$1,018	$19,038

Net income per share:
Basic	$0.04	$0.77
Diluted	$0.04	$0.77

Weighted average shares:
Basic	24,598	24,585
Diluted	24,626	24,585

Loyalty Ventures Inc.

April 28, 2022

LOYALTY VENTURES INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022	2021

	(in thousands, except per share amounts)
ASSETS
Cash and cash equivalents	$139,724	$167,601
Accounts receivable, net	271,084	288,251
Inventories, net	213,183	188,577
Redemption settlement assets, restricted	699,531	735,131
Other current assets	28,653	28,627
Total current assets	1,352,175	1,408,187
Property and equipment, net	74,563	79,959
Right of use assets - operating	96,459	99,515
Deferred tax asset, net	58,363	58,128
Intangible assets, net	2,729	3,095
Goodwill	639,947	649,958
Other non-current assets	24,739	24,885
Total assets	$2,248,975	$2,323,727
LIABILITIES AND EQUITY
Accounts payable	$81,149	$103,482
Accrued expenses	136,660	144,997
Deferred revenue	916,679	924,789
Current operating lease liabilities	9,414	10,055
Current debt	50,625	50,625
Other current liabilities	133,527	118,444
Total current liabilities	1,328,054	1,352,392
Deferred revenue	95,443	97,167
Long-term operating lease liabilities	100,422	103,242
Long-term debt	591,714	603,488
Other liabilities	20,676	20,874
Total liabilities	2,136,309	2,177,163
Common stock, $0.01 par value; authorized, 200,000 shares; issued, 24,612 shares and 24,585 shares at March 31, 2022 and December 31, 2021, respectively	246	246
Additional paid-in-capital	269,847	266,775
Accumulated deficit	(54,365)	(55,383)
Accumulated other comprehensive loss	(103,062)	(65,074)
Total equity	112,666	146,564
Total liabilities and equity	$2,248,975	$2,323,727

Loyalty Ventures Inc.

April 28, 2022

LOYALTY VENTURES INC.

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	March 31,
	2022	2021

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,018	$19,038
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	9,413	9,034
Deferred income tax benefit	(1,054)	(478)
Non-cash stock compensation	2,328	1,853
Change in other operating assets and liabilities	(43,789)	62,488
Other	3,366	4,922
Net cash (used in) provided by operating activities	(28,718)	96,857

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in redemption settlement assets, restricted	(8,324)	(13,109)
Capital expenditures	(3,698)	(4,548)
Distributions from investment in unconsolidated subsidiary – related party	—	795
Net cash used in investing activities	(12,022)	(16,862)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under debt agreements	1,000	—
Repayments of borrowings	(13,656)	—
Dividends paid to former Parent	—	(120,000)
Net transfers to former Parent	—	(3,514)
Net transfers from former Parent for Separation-related transactions	1,569	—
Other	(579)	—
Net cash used in financing activities	(11,666)	(123,514)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(662)	(1,571)

Change in cash, cash equivalents and restricted cash	(53,068)	(45,090)
Cash, cash equivalents and restricted cash at beginning of year	232,602	337,525
Cash, cash equivalents and restricted cash at end of year	$179,534	$292,435

Loyalty Ventures Inc.

April 28, 2022

LOYALTY VENTURES INC.

UNAUDITED SUMMARY OF FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2022	2021	% Change

	(in thousands, except percentages)
Segment Revenue:
AIR MILES Reward Program	$65,708	$70,257	(6)%
BrandLoyalty	89,281	106,297	(16)
Corporate/Other	—	—	—
Eliminations	(44)	—	nm*
Total	$154,945	$176,554	(12)%

Segment Adjusted EBITDA:
AIR MILES Reward Program	$29,405	$36,451	(19)%
BrandLoyalty	236	5,706	(96)
Corporate/Other	(4,942)	(3,281)	51
Total	$24,699	$38,876	(36)%

Key Performance Indicators (in millions):
AIR MILES reward miles issued	1,064.7	1,111.6	(4)%
AIR MILES reward miles redeemed	1,057.1	739.4	43%

* not meaningful

Loyalty Ventures Inc.

April 28, 2022

LOYALTY VENTURES INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	March 31,
	2022	2021

	(in thousands)
Adjusted EBITDA:
Net income	$1,018	$19,038
Loss from investment in unconsolidated subsidiary – related party, net of tax	—	36
Provision for income taxes	1,375	8,984
Interest expense (income), net	9,052	(69)
Depreciation and other amortization	9,125	8,595
Amortization of purchased intangibles	288	439
Stock compensation expense	2,328	1,853
Strategic transaction costs (1)	1,513	—
Adjusted EBITDA	$24,699	$38,876

(1)	Represents costs associated with the separation, which were comprised of amounts associated with the employee matters agreement.